Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Navidea Biopharmaceuticals, Inc.

Dublin, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-195806) and Form S-8 (No. 333-119219, 333-130636, 333-130640, 333-153110, 333-158323, 333-183317, 333-198716 and 333-217814) of Navidea Biopharmaceuticals, Inc. of our report dated March 23, 2016, relating to the consolidated financial statements of Navidea Biopharmaceuticals, Inc., which appears in this Current Report on Form 8-K.

/s/ BDO USA, LLP

Chicago, Illinois

December 15, 2017